UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009

Williams Pipeline Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33917	26-0834035
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2009, Williams Pipeline Partners L.P. (the "Partnership") issued a press release announcing that Mr. Steven L. Zelkowitz was elected to serve as a director of its General Partner, Williams Pipeline GP LLC (the "General Partner"). Mr. Zelkowitz will also serve on the conflicts committee and the audit committee of the board of directors of the General Partner. Mr. Zelkowitz’s election as a director and a member of the conflicts committee and audit committee was effective June 1, 2009.

There is no arrangement or understanding between Mr. Zelkowitz and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Zelkowitz and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release dated June 2, 2009 regarding the election of Mr. Zelkowitz to the Board of Directors is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) None
(d) Exhibits.

Exhibit 99 Press Release dated June 2, 2009, announcing the election of Steven L. Zelkowitz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Williams Pipeline Partners L.P.

June 2, 2009	By:	/s/ Sarah C. Miller

Name: Sarah C. Miller
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release